SUTHERLAND, ASBILL & BRENNAN LLP
                         1275 Pennsylvania Avenue, N.W.
                          Washington, D.C. 20004-2415

Tel: (202) 383-0100                                              Steven B. Boehm
Fax: (202) 637-3593                                  Direct Line: (202) 383-0176

                                                                  March 17, 1998

Via EDGAR Transmission


The Board of Trustees
TIAA-CREF Mutual Funds
730 Third Avenue
New York, NY 10017-3206


             RE:  TIAA-CREF Mutual Funds
                  (File Nos. 333-22809 and 811-08055)
                  -----------------------------------

Ladies and Gentlemen:

      We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information filed as a part of the above-referenced registration statement on Form N-1A for the TIAA-CREF Mutual Funds. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                                Sincerely,

                                                SUTHERLAND, ASBILL & BRENNAN LLP

                                            By: /s/ Steven B. Boehm
                                                ------------------------------
                                                Steven B. Boehm

Enclosure

cc: Laura Bramson, Esq./TIAA-CREF